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                                                                   Exhibit 99.01


       [Cardinal Health Logo]
       7000 Cardinal Place
       Dublin, OH 43017

       www.cardinal.com

                                                           FOR IMMEDIATE RELEASE

       CONTACTS:

Media: Jim Mazzola                          Investors: Jim Hinrichs
       (614) 757-3690                                  (614) 757-7828
       jim.mazzola@cardinal.com                        jim.hinrichs@cardinal.com


                      CARDINAL HEALTH PROVIDES CHRONOLOGY
                   AND SUPPLEMENTAL INFORMATION ON SEC MATTER

DUBLIN, OHIO, MAY 16, 2004--In connection with the press release issued and Form 10-Q filed on May 14, 2004, Cardinal Health, Inc. (NYSE: CAH) provided the following chronology and supplemental information in connection with the previously announced SEC investigation and audit committee review of certain accounting matters:

- On October 7, 2003, the Company received a request from the SEC, in connection with an informal inquiry, for historical financial and related information including but not limited to the accounting treatment of the recovery from vitamin manufacturers. The SEC's request sought a variety of documentation, including the Company's accounting records for fiscal 2001 through fiscal 2003, as well as notes, memoranda, presentations, e-mail and other correspondence, budgets, forecasts and estimates.

- Since October 2003, the Company has been collecting and providing to the SEC documents responsive to the October request. Due to the scope of the October request and the breadth of the Company's operations, the Company is cooperating with the SEC to provide documents to the SEC on a rolling basis, and that process is ongoing.

- In April 2004, the Company's audit committee determined to undertake an internal review and retained independent counsel. This review:

  - was prompted by documents contained in the production to the SEC that raised issues as to certain accounting matters, including but not limited to the establishment and adjustment of certain reserves and their impact on quarterly earnings, and is not limited to the accounting treatment of the recovery from vitamin manufacturers; and

  - is ongoing and has not reached any conclusions.

- As disclosed in the Company's Form 10-Q, if the audit committee review determines that any changes are required to the Company's disclosure controls and procedures or internal controls, the Company will make any necessary modifications.

- On May 6, 2004, the Company was notified that the pending SEC inquiry had been converted to a formal investigation. The SEC investigation is not limited to the accounting treatment of the recovery from vitamin manufacturers.

- The Company intends to continue to respond to the SEC's ongoing investigation and provide all information required by the SEC.

CARDINAL HEALTH, INC. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical-surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 50,000 people on five continents and produces annual revenues of more than $50 billion. Cardinal Health is ranked #17 on the 2004 Fortune 500 list and named one of the best U.S. companies by Forbes magazine for 2004.

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Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the results or effects of any inquiry by any regulatory authority or any legal and administrative proceedings. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.
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